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Exhibit 10.4

FOURTH AMENDMENT TO LEASE

I.     PARTIES AND DATE.

        This Fourth Amendment to Lease (the "Amendment") dated October 14, 2003, is by and between THE IRVINE COMPANY ("Landlord"), and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation ("Tenant").

II.    RECITALS.

        Landlord and Tenant entered into an undated lease for space in two (2) buildings located at 340 Commerce and at 350 Commerce, Suite 200, Irvine, California, which lease was amended by a First Amendment to Lease dated May 1, 2000 wherein approximately 25,277 rentable square feet of space was added within the building located at 350 Commerce, Irvine, California, by a Second Amendment to Lease dated June 17, 2002, and by a Third Amendment to Lease dated September 12, 2002 wherein The Anyloan Company, a California corporation ("Anyloan") agreed to be bound by all of the terms and conditions of the Lease (said lease, as so amended, the "Lease").

        Landlord and Tenant each desire to further modify the Lease to add approximately 14,162 rentable square feet of additional space at 350 Commerce, Irvine, California, which space is more particularly described on EXHIBIT A attached to this Amendment and herein referred to as "Suite 150", to adjust the Basic Rent, and to make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III.  MODIFICATIONS.

        A.    Basic Lease Provisions.    The Basic Lease Provisions are hereby amended as follows:

          1.     Effective as of the "Commencement Date for Suite 150" (as defined in this Amendment), Item 1 shall be deleted in its entirety and substituted therefor shall be the following:

      "1. Premises: The Premises (more particularly described in Section 2.1) consists of all of the rentable space located in two (2) buildings, commonly known as:

      "Building 1"—340 Commerce, Irvine, California

      "Building 2"—350 Commerce, Irvine California"

          2.     Item 4 is hereby amended by adding the following:

      As used herein, the "Commencement Date for Suite 150" shall mean that date which is fourteen (14) calendar days following the date Landlord shall tender possession of Suite 150 to Tenant (subsequent to the surrender of possession of Suite 150 by the current tenant thereof). At the request of Landlord and prior to Tenant's taking possession of Suite 150, Tenant shall execute a form memorializing the actual Commencement Date for Suite 150.

          3.     Item 6 is hereby amended by adding the following:

      "Basic Rent for Suite 150: Commencing on the Commencement Date for Suite 150, the Basic Rent for Suite 150 shall be Nineteen Thousand One Hundred Nineteen Dollars ($19,119.00) per month, based on $1.35 per rentable square foot."

          4.     Effective as of the Commencement Date for Suite 150, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:

      "8. Floor Area of Premises: Approximate 106,720 rentable square feet, comprised as follows:

      340 Commerce—approximately 53,360 rentable square feet

      350 Commerce—approximately 53,360 rentable square feet."

          5.     Item 12 is hereby amended by deleting Landlord's address for payments and notices and substituted therefor shall be the following:

      "LANDLORD

      THE IRVINE COMPANY
      dba Office Properties
      8105 Irvine Center Drive, Suite 300
      Irvine, CA 92618
      Attn: Vice President, Operations, Technology Portfolio

      with a copy of notices to:

      THE IRVINE COMPANY
      dba Office Properties
      8105 Irvine Center Drive, Suite 300
      Irvine, CA 92618
      Attn: Senior Vice President, Operations Office Properties"

          6.     Effective as of the Commencement Date for Suite 150, Item 14 shall be deleted in its entirety and substituted therefor shall be the following:

      "14. Vehicle Parking Spaces: Four hundred twenty-nine (429)"

        B.    Early Occupancy.    Subject to the provisions of Section 3.2 of the Lease, Landlord agrees that Tenant shall be permitted to occupy Suite 150 for fourteen (14) calendar days following tender of possession thereof by Landlord and prior to the Commencement Date for Suite 150, subject to the following terms and conditions: (a) concurrently with the execution and delivery of this Lease, and prior to any such early occupancy by Tenant, Tenant shall deliver to Landlord the first installment of Basic Rent and Operating Expenses due under the Lease as to Suite 150, and (b) Tenant's occupancy of Suite 150 prior to the Commencement Date for Suite 150 shall be subject to all of the covenants and conditions on Tenant's part contained in the Lease (including, without limitation, the covenants contained in Sections 5.3, 6.1, 7.1, 7.3, 7.4, 10.1 and 10.3 of the Lease), except for the obligation to pay Basic Rent and Operating Expenses.

        C.    Utilities and Services.    The following provisions are hereby added to the end of Section 6.1 of the Lease:

    "Landlord hereby grants its consent to permit Tenant to interconnect its telecommunications cabling in the "risers" between the floors of the Building. This consent is conditioned upon Tenant's agreement to maintain, operate and disconnect at the expiration of the Term, at Tenant's sole expense and risk, all such cabling and associated communications equipment and appurtenances within the Building. It is further understood that Landlord makes no representation or warranty whatsoever concerning the suitability or fitness of such risers for such cabling interconnections, and that Landlord shall not be liable in any way for any injury, loss or damage which may occur as a result of the telecommunications or cabling interconnection."

        D.    Floor Plan of Suite 150.    As used herein, "Suite 150" shall mean the space described in Exhibit A attached to this Amendment. From and after the date of this Amendment, Suite 150 collectively with the space described on EXHIBIT A and EXHIBIT A-1 attached to the Lease, and on EXHIBIT A attached to the First Amendment to Lease, shall constitute the "Premises" as defined in Section 2.1 of the Lease.

        E.    Acceptance of Suite 150.    Tenant acknowledges that the lease of Suite 150 pursuant to this Amendment shall be on an "as-is" basis without further obligation on Landlord's part as to improvements whatsoever, except that Landlord shall shampoo the carpeting in Suite 150 prior to the Commencement Date therefor.

        F.    Release of Anyloan.    Anyloan having vacated the Premises and having relinquished any further right, title or interest as "Tenant" under the Lease, Landlord does hereby agree to release Anyloan from any further obligation and/or liability under the Lease.

IV.    GENERAL.

        A.    Effect of Amendments.    The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

        B.    Entire Agreement.    This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

        C.    Counterparts.    If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

        D.    Defined Terms.    All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

        E.    Corporate and Partnership Authority.    If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

        F.    Attorneys' Fees.    The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V.     EXECUTION.

        Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:		TENANT:
THE IRVINE COMPANY		NEW CENTURY MORGAGE CORPORATION, a Delaware corporation
By:	/s/ DONALD S. MCNUTT Donald S. McNutt, Senior Vice President Leasing, Office Properties	By:	/s/ ELISA LUCKHAM Name: Elisa Luckham Title: Vice President Corporate Services
By:	/s/ STEVEN E. CLATON Steven E. Claton, Vice President Operations, Office Properties
		By	Name: Title:

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  Exhibit 10.4
FOURTH AMENDMENT TO LEASE